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                                                                   Exhibit 10.21

                            SECOND AMENDMENT TO LEASE

This Second Amendment to Lease Agreement (hereinafter the "Second Amendment") is made and entered into this 1st day of March, 1993, by and between the Equitable Life Assurance Society of the United States, as "Landlord", and Rivendell of America, Inc., as "Tenant".

Whereas, Landlord and Tenant entered into a certain Lease dated September 26, 1989, and as subsequently amended on February 21, 1990, by that "First Amendment to Lease" (all hereinafter referred to as the "Lease"), providing for the demise by Landlord to Tenant of office space in a certain office building now commonly known and designated as 3401 West End Avenue, Nashville, Tennessee (the "Building"), all as more specifically set forth in the Lease; and

Whereas, Landlord and Tenant desire to expand the premises by 2,327 rentable square feet (the "Expansion Space") located on the fifth floor of the East Wing of the Building.

Now, therefore, in consideration of mutual covenants and undertakings hereinafter set forth by and between the parties hereto, the Lease is hereby Amended as follows:

1. Amendment of Article I. "Lessee" Section. Line 5 of the Section captioned "Lessee" in Article I of the Lease shall be amended to provide the following:

          "approximately 15,801 rentable quare feet"

2. Amendment of Article II. "Net Rentable Area" Section. The Section captioned "Net Rentable Area" of Article II of the Lease shall be amended to provide the following:

          "The Net Rentable Area of the Building shall, for all purposes, be deemed to be 250,000 square feet, and the Net Rentable Area of the Premises shall be deemed to be 15,801 square feet."

3. Amendment of Rider to Lease. "Base Rent" Section. The Section captioned "Base Rent" in the Rider to Lease shall be amended to provide the following:

          "Tenant agrees to pay Landlord for the use of the Premises in lawful money of the United States, Base Rent in accordance with the following schedule:

          Term                          Annual                  Monthly
          ----                          ------                  -------
          03/01/93-10/31/94             $281,111.40             $23,425.95

     The Base Rent specified above shall be paid in accordance with the provisions of Article II of this Lese."

4. Tenant Improvements. Landlord shall provide the Expansion Space to Tenant on an "As- Is, Where Is" basis. Tenant shall be responsible for all costs associated with the refit and refurbishment of the Expansion Space including but not limited to the construction, the


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     construction documentation, permitting, etc. All work shall be done with
     Landlord's consent and supervision.

     Notwithstanding the foregoing, should Tenant refit the Expansion Space at its cost, Landlord will reimburse Tenant for such reasonable costs to refit the Expansion Space if Tenant extends its Lease on 15,801 rentable square feet beyond the current expiration date of October 31, 1994.

5. Definitions. Definitions and terms used in this Second Amendment shall have the same definitions set forth in the Lease.

6. Incorporation. This Second Amendment shall be incorporated into and made a part of the Lease and all provisions of this Lease not expressly modified or amended shall remain in full force and effect.

In witness whereof, the parties hereto have executed this Second Amendment to Lease Agreement by proper person thereunto authorize to do so on the day and year first written above.



                                          LANDLORD:

                                          EQUITABLE LIFE ASSURANCE
                                          SOCIETY OF THE UNITED STATES

                                          by: _______________________________

                                          its: ______________________________


                                          TENANT:

                                          RIVENDELL OF AMERICA, INC.

                                          by: _______________________________

                                          its: ______________________________